Exhibit (16)(4)(b)

LiveWell® Registered Index-Linked Variable Annuity Application

Issued by Midland National® Life Insurance Company

MIDLAND NATIONAL. | SAMMONS RETIREMENT SOLUTIONS®

Mail to: P.O. Box 9261, Des Moines, IA 50306-9261
Overnight: 8300 Mills Civic Pkwy, West Des Moines, IA 50266-3833
1-866-747-3421 | SecuritiesNB@sfgmembers.com

1. Type of ownership

☐ Individual/Joint ☐ Custodian ☐ UGMA/UTMA ☐ Trust* ☐ Other ______

** If Owner is a Trust, you must complete and submit the certification of trust agreement with this application.*

2. Owner information

If Owner is a non-resident alien, submit IRS Form W8-BEN. This form is available at www.IRS.gov.

Name or Non-natural entity (first, middle initial, last)			SSN/TIN/EIN
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______		DOB/Trust date (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

3. Joint Owner information

This is optional. A Joint Owner is not available for non-natural owned or Qualified Annuities.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

Relationship to Owner:
☐ Spouse ☐ Other: ______

4. Annuitant information

Complete this section if the Owner is a non-natural entity.

Name (first, middle initial, last)			Social Security number
Gender: ☐ M ☐ F	Citizenship: ☐ U.S. Citizen ☐ Resident alien/Citizen of: ______		Date of birth (mm/dd/yyyy)
Street address (P.O. Boxes are not allowed)**			Apartment/Suite number
City	State	ZIP	Phone number

** If your mailing address is different than your street address, please list on a separate piece of paper with the Owner(s)'s signature and date.

NOT FDIC/NCUA INSURED, MAY LOSE VALUE INCLUDING LOSS OF PRINCIPAL, NO BANK/CU GUARANTEE, NOT A DEPOSIT, NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY.

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PRT 12-21

5. Beneficiary information

In the event of the owner's death, the death benefit is payable to the owner's primary beneficiary. If the owner's primary beneficiary is no longer living at the time of the owner's death, the owner's contingent beneficiary will receive the death benefit. If there are joint owners, the death benefit is payable upon the first death. If there are joint owners, the surviving owner, if any, will be designated sole primary beneficiary. Non-spousal joint owners cannot name contingent beneficiaries.

Per stirpes definition: A common way of distributing proceeds where if one or more beneficiaries has died, his or her children share equally in his or her share of the proceeds.

Per capita definition: Proceeds are split amongst the beneficiaries that survive the owner. If one of the beneficiaries does not survive the owner, then the remaining beneficiaries receive the proceeds split equally.

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Per stirpes ☐ Per capita

Name (first, middle initial, last)	SSN	Percentage %
Relationship to Owner	Phone number	DOB (mm/dd/yyyy)
Mailing address	Email address	

☐ Primary ☐ Contingent | ☐ Trust

Accepted trust types are listed on the non-living entity ownership types flyer. Additional documentation may be required to determine whether we can accept the trust as beneficiary. If the trust named as beneficiary is not an accepted trust type, the trustee(s) waive any and all claims against Midland National Life Insurance and agree to release, indemnify and hold harmless Midland National, its officers, employees, representatives, and affiliates from and against any and all claims, legal or financial, associated with naming the trust as beneficiary of the contract.

Full trust name	Trust date (mm/dd/yyyy)	Tax ID number (TIN)	Percentage %
Trustee name (first, middle initial, last)	Trustee SSN	Trustee phone number	Trustee DOB (mm/dd/yyyy)
Trustee mailing address		Email address	

If additional trustees apply, please list their name, mailing address, and phone number on a separate piece of paper with the owner(s)'s signature and date.

☐ Primary ☐ Contingent | ☐ Corporation (additional forms may be required) ☐ Estate ☐ Other

Entity name	Phone number	Tax ID number (TIN)	Percentage %
Mailing address		Email address	

Please list in whole percentages only. If the beneficiary information is missing or incomplete, the beneficiary designation will default to the Owner/Joint Owner's estate. If you are designating additional beneficiaries, please list them on a separate piece of paper with the Owner(s)'s signature and date.

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6. Verification of identity To_help_the_government_fight_the_funding_of_terrorism_and_money_laundering_activities,_the_U.S._government_passed_the_USA_Patriot_Act,_requiring_ financial_institutions,_including_insurance_companies,_to_obtain,_verify,_and_record_information_that_identifies_persons_who_engage_in_certain_ transactions_with_or_through_our_Company._This_means_we_will_need_to_obtain_certain_information_that_allows_us_to_verify_your_identity._The_following_ information_is_required_for_all_individuals_who_are_listed_as_an_Owner_and/or_Joint_Owner_on_an_insurance_or_annuity_application._If you do not provide the information, we will not be able to accept your application for an annuity. Owner: If Owner is a Natural Person, complete question 1. If Owner is a Non-natural entity, complete questions 1 and 2. 1. Natural Person/Trust accounts (trustee information): _ Representative:__Please_indicate_the_form_of_ID_presented_and_used_to_verify_this_Owner’s_identity._Expired_IDs_are_not_acceptable. a. U.S. Citizen                Resident alien – country of citizenship: b. Driver’s license                State-issued ID                Military ID                Passport                Alien registration card c. State/Country:                ID number:                Exp. date (mm/dd/yyyy): d. Occupation:                Employer name:                Years employed: _____ or                Retired 2. Non-natural/Business or corporation: a. Trust agreement or                Certificate of incorporation    b. State/Country: Joint Owner (if applicable) 3. Natural Person information: _ Representative:__Please_indicate_the_form_of_ID_presented_and_used_to_verify_this_Owner’s_identity._Expired_IDs_are_not_acceptable. a. U.S. Citizen                Resident alien – country of citizenship: b. Driver’s license                State-issued ID                Military ID                Passport                Alien registration card c. State/Country:                ID number:                Exp. date (mm/dd/yyyy): d. Occupation:                Employer name:                Years employed: _____ or                Retired 7. Tax status/Annuity type Non-qualified                IRA                 Roth IRA*                 Contribution year and amount:                Year                Amount $                Year                Amount $ * Roth IRA: If transfer, provide original conversion/establishment date and amount: 34474R $102597 Page 3 of 9 PRT 12-21

8. Purchase Payment Minimum_initial_Purchase_Payment_is_$25,000._MAKE CHECKS PAYABLE TO: Midland National FBO: (Owner’s name) Initial Purchase Payment: $                Estimated amount of transfer(s)/1035 Exchange(s): $ 9. Replacement If_you_are_replacing_an_existing_life_insurance_or_annuity_Contract,_please_complete_any_state_required_replacement_forms._Your_Registered_ Representative_is_required_to_leave_with_you_the_original_or_a_copy_of_all_written_or_printed_sales_material_used_in_the_sale_of_this_product._Please_ retain_all_such_copies_for_future_reference._ 1. Do you have any existing or pending life insurance or annuity Contracts? Yes                No 2. Will this annuity replace or change any existing life insurance or annuity Contracts? Yes                No If you answered “yes” to question 2, please provide details, including Company name and Contract number, below. If you have additional Contract numbers, please list them on a separate piece of paper. Existing company name:                Existing Contract number: Existing company name:                Existing Contract number: 10. Dollar cost averaging This is optional and only available for investments into the separate account investment options; it is not available for the cycle investment options. Dollar cost averaging may not be used with automatic portfolio rebalancing. If you plan to elect dollar cost averaging, please use the dollar cost averaging form included with the sales materials. 11. Automatic portfolio rebalancing This_is_optional_and_is_not_available_with_the_cycle_investment_options_or_when_dollar_cost_averaging_is_elected. I hereby elect automatic portfolio rebalancing. I understand the accumulation value will rebalance to the portfolios selected in the separate account investment options section. Automatic portfolio rebalancing will occur on the Contract anniversary of the month according to the elected frequency, provided that it is a business day. If a frequency is not selected, the default is quarterly. Frequency:                Quarterly                Semi-annually                 Annually Please see prospectus for details regarding this feature, as well as restrictions, minimum or maximum limitations, fees, and other applicable information. Automatic portfolio rebalancing cannot be elected if you participate in dollar cost averaging. 34474R $102598 Page 4 of 9 PRT 12-21

12. Investment allocation options

Please designate your allocations in whole percentages only.

Separate Account Investment Options

Investment options	Percent
Equity	
American Funds IS® Global Growth 4	_____ %
ClearBridge Variable Small Cap Growth II	_____ %
DWS Equity 500 Index VIP B	_____ %
Fidelity® VIP Growth Opportunities Svc 2	_____ %
Fidelity® VIP Mid Cap Service 2	_____ %
Principal Equity Income 3	_____ %

Investment options	Percent
Fixed Income	
Lord Abbett Series Bond-Debenture VC	_____ %
Lord Abbett Series Short Duration Inc VC	_____ %
PIMCO VIT Real Return Adv	_____ %
PIMCO VIT Short-Term Adv	_____ %
Western Asset Core Plus VIT II	_____ %
Balanced	
American Funds IS® Asset Allocation 4	_____ %
Calvert VP SRI Balanced F	_____ %

Cycle Investment Options

If you elect any of the cycle investments options below, once your purchase payment is received they will first be placed into the default account until your Cycle becomes available on the Cycle start date.

1-year term		
Index	**Protection level**	**Percent**
S&P 500® Index	10% Buffer	_____ %
S&P 500® Index	10% Floor	_____ %

3-year term		
Index	**Protection level**	**Percent**
S&P 500® Index	10% Buffer	_____ %
S&P 500® Index	10% Floor	_____ %

6-year term		
Index	**Protection level**	**Percent**
S&P 500® Index	20% Buffer	_____ %
S&P 500® Index	30% Buffer	_____ %
S&P 500® Index	10% Floor	_____ %

Total _____ %

The total of the separate account and cycle investment options must equal 100%. If it does not equal 100%, this application will be considered not in good order.

Investment options are valid as of 10/1/2021. Please see prospectus for any applicable changes.

If additional purchase payment is received after the contract issue date, that purchase payment will be allocated according to the separate account investment option percentages above. Unless indicated otherwise.

Future cycles will be available on our website, www.srslivewellservice.com, after contract issue. At that time, you may visit our website to indicate any future allocations to the cycle investment option(s).

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13. Electronic information and document delivery consent (eDelivery)

By providing an email address as indicated below, you consent to receiving electronic documents and notices. These include, but are not limited to, summary prospectuses, prospectuses, prospectus supplements, periodic reports, statements, confirmations, privacy notices and other notices and documentation in electronic format when available, instead of receiving paper copies of these documents by U.S. mail. You consent to receive in electronic format any additional documents capable of electronic delivery in the future.

Owner's email address: ______________________________

Joint Owner's (if applicable) email address: ______________________________

I understand that Midland National will send me an email that will require my agreement and confirmation to begin receiving documents electronically, and that I will receive a notification email each time a new document is available for viewing. I confirm I have access to a computer and a Web browser to view these documents. I understand I will need Adobe Acrobat Reader software to access any PDF documents. A free download of this software is available at http://get.adobe.com/reader. I understand that all documents provided in electronic or paper format from Midland National will be considered received and binding.

I understand I can receive a paper copy of documents and/or revoke my consent at any time by calling Midland National at 866-747-3421. This consent will terminate a) when I notify Midland National to terminate; b) when a change of ownership is processed; or c) when the Contract terminates. I understand that Midland National, at its sole discretion, reserves the right to discontinue electronic provision of documents and that notice of any such termination or change will be provided to me as required by law. Midland National does not charge a fee for providing electronic documents; however, I may incur internet access charges, telephone charges, and other third-party charges when receiving electronic documents or downloading required software.

This consent applies to this Contract only. If multiple Contracts are owned, electronic delivery must be elected for each. I understand that if I have a change of email, I will notify the company of this change.

14. Financial information

Midland National financial statements and financial statements for the Separate Accounts are in the Statement of Additional Information (SAI). You may obtain a free copy of the SAI by checking the box below.

☐ **By checking this box, I formally request a free paper copy of the SAI be sent to my address of record.**

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15. Telephone/Electronic authorization By initialing below, I hereby authorize and direct Midland National to act on telephone, internet, or other electronic medium instructions, when proper identification is furnished (Social Security Number, Tax Identification, or other established identifiers), concerning, but not limited to, exchange of units between the Investment Options, to change allocation of future purchase payments, to request partial withdrawals, and/or other authorized transactions. I agree that Midland National is not liable for any losses or expenses arising from any exchange, change in allocation of future purchase payments, or partial withdrawal by acting in accordance with telephone, internet, or other electronic medium instructions that we believe to be genuine. Midland National will employ reasonable procedures to confirm that telephone instructions are genuine. I understand that a confirmation statement for all transactions will be mailed to me at the address of record, or emailed to me if the electronic information and document delivery consent has been given; I acknowledge that I am responsible for promptly reviewing all confirmation statements. I agree to notify Midland National of any erroneous or unauthorized transaction within thirty (30) days of my receipt of such confirmation statement. In absence of initials, Midland National will default to no authorization given to any individuals (including the Registered Representative) for electronic and telephone transactions. I/We hereby authorize my Registered Representative and their assistant(s) to enact changes to my Contract on my behalf. Owner(s)’s initials I/We hereby authorize the following individuals to enact changes to my Contract on my behalf. Owner(s)’s initials Name (first, middle initial, last):                Social Security number: Name (first, middle initial, last):                Social Security number: If a Social Security number is not provided, the proposed individual will not be authorized for certain transactions. This authorization will remain in effect until: 1) Midland National receives written or telephone notification from the Contract Owner; 2) a change of ownership is processed; 3) the Contract is terminated; or 4) the Registered Representative of record is no longer contracted with Midland National. 16. Fraud warnings and other disclosures Any person who knowingly presents a false or fraudulent claim for payment of loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. 34474R $102601 Page 7 of 9 PRT 12-21

17. Acknowledgment and signatures

My signature below does hereby acknowledge the following information:
I acknowledge receipt of the prospectus. I agree that, to the best of my knowledge and belief, all statements, answers, and provided information in this form are complete and true and may be relied upon in determining whether to issue the applied-for variable annuity. Only the Owner and Midland National have the authority to modify this form. **I understand I am purchasing a variable annuity product and variable annuities and the investment options are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk, and possible loss of principal invested.** I understand IRAs and other qualified plans already provide tax-deferred-like features that may be provided through this Contract. I understand Midland National does not give tax advice and I need to consult with and rely upon my own tax and legal professionals. **I further verify my understanding that all payments and values provided by the Contract, when based on investment experience of the variable account, are variable and not guaranteed as to dollar amount.** All statements and information provided in this application (including all pages) are true, and I agree to all terms and conditions stated herein.

Have you or will you be compensated in any way to purchase this Contract? ☐ Yes ☐ No

Are you paying for this Contract with your own funds? ☐ Yes ☐ No

Have you entered into or are you considering any other agreement in regards to this Contract including, but not limited to, an agreement to sell, transfer, or assign any rights in the Contract? ☐ Yes ☐ No

Taxpayer ID Certification – Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), 2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, 3. I am a U.S. Person (including a U.S. Resident Alien), and 4. I am exempt from Foreign Account Tax Compliance Act (FATCA) reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (city, state) *If signed state is different than the state of residency, please complete Non-Resident Verification Form.*

Signature	Date signed (mm/dd/yyyy)
Owner's signature	
Joint Owner's signature (if applicable)	
Spouse's signature* (Only applicable if Owner resides in: AK, AZ, CA, ID, LA, NV, NM, TX, WA, or WI)	

* If this transaction is subject to a community property interest, we strongly recommend you obtain your spouse's signature to document his/her consent to this transaction. States that recognize community property interests in property held by married persons include Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin. You understand and agree that Midland National may presume that no community property interest exists if you have not obtained your spouse's signature. Further, you understand and agree that Midland National has no duty to inquire further about any such community property interest. As a result, you agree to indemnify and hold Midland National harmless from any consequences relating to community property interests and this transaction. Please note that the term "spouse" includes domestic partner or other partner as permitted by civil union, domestic partnership, or similar law.

18. Client BIN/Networking/Linking number

Client BIN/Networking/Linking number (For Registered Representative use only – not required by Midland National) ________________

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19. Registered Representative’s statement Please_use_the_Agent_ID_number_assigned_to_you_by_Midland_National_to_sell_this_variable_annuity. I certify I have reviewed this application, determined all questions are answered fully, completely, and accurately as supplied by the applicant, and recorded in full detail as required. Do you have any reason to believe this applicant has any existing annuity or life insurance Contracts? Yes                 No Do you have any reason to believe the annuity applied for is to replace existing annuity or life insurance Contracts? Yes                 No (If yes, submit a state replacement form) Registered Representative’s full name (please print) Broker-Dealer name Commission option (select only one): Agent ID number Percentage % A     B     C     D (Not_all_options_may_be_available,_please_check_with_your_broker-dealer_for_availability) Registered Representative’s signature Date signed (mm/dd/yyyy) Additional Registered Representative’s full name (please print) Agent ID number Percentage % Additional Registered Representative’s signature Date signed (mm/dd/yyyy) Securities distributed by Sammons Financial Network®, LLC., member FINRA. Insurance products are issued by Midland National® Life Insurance Company (West Des Moines, IA). Sammons Institutional Group®, Inc. provides administrative services. Sammons Financial Network®, LLC., Midland National® Life Insurance Company, and Sammons Institutional Group®, Inc. are wholly owned subsidiaries of Sammons® Financial Group, Inc. Sammons Retirement Solutions® is a division of Sammons Institutional Group®, Inc. 1625419 34474R 102603 Page 9 of 9 PRT 12-21